Exhibit 10.31

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is made as of [                    ], 2014, by and between Freshpet, Inc., a Delaware corporation (the “Corporation”), in its own name and on behalf of its direct and indirect subsidiaries, and [                    ], an individual (“Indemnitee”).

RECITALS:

WHEREAS, directors, officers, employees, controlling persons, fiduciaries and other agents (“Representatives”) in service to corporations or business enterprises are being increasingly subjected to expensive and time-consuming litigation relating to, among other things, matters that traditionally would have been brought only against the corporation or business enterprise itself;

WHEREAS, highly competent persons have become more reluctant to serve as Representatives unless they are provided with adequate protection through insurance and adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the corporation or business enterprise;

WHEREAS, the Board of Directors of the Corporation (the “Board”) has determined that the increased difficulty in attracting and retaining highly competent persons is detrimental to the best interests of the Corporation and its stockholders and that the Corporation should act to assure such persons that there will be increased certainty of protection against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the Corporation;

WHEREAS, (a) the Amended and Restated Bylaws of the Corporation (the “Bylaws”) require indemnification of the officers and directors of the Corporation, (b) Indemnitee may also be entitled to indemnification pursuant to the General Corporation Law of the State of Delaware (the “DGCL”) and (c) the Bylaws and the DGCL expressly provide that the indemnification provisions set forth therein are not exclusive and thereby contemplate that contracts may be entered into between the Corporation and its Representatives with respect to indemnification;

WHEREAS, this Agreement is a supplement to and in furtherance of the Bylaws and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefore, nor to diminish or abrogate any rights of Indemnitee thereunder; and

WHEREAS, (a) Indemnitee does not regard the protection available under the Bylaws and insurance as adequate in the present circumstances, (b) Indemnitee may not be willing to serve or continue to serve as a Representative without adequate protection, (c) the Corporation desires Indemnitee to serve in such capacity and (d) Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Corporation on the condition that he be so indemnified.

AGREEMENT:

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Corporation and Indemnitee do hereby covenant and agree as follows:

Section 1. Definitions.

(a) As used in this Agreement:

“Agreement” shall have the meaning ascribed to such term in the Preamble hereto.

“Board” shall have the meaning ascribed to such term in the Recitals hereto.

“Bylaws” shall have the meaning ascribed to such term in the Recitals hereto.

“Certificate of Incorporation” shall mean the Third Amended and Restated Certificate of Incorporation of the Corporation.

“Corporate Status” describes the status of an individual who is or was a Representative of an Enterprise.

“Corporation” shall have the meaning ascribed to such term in the Preamble hereto.

“DGCL” shall have the meaning ascribed to such term in the Recitals hereto.

“Enterprise” shall mean the Corporation and any other Person, employee benefit plan, joint venture or other enterprise of which Indemnitee is or was serving at the request of the Corporation as a Representative.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Expenses” shall be broadly construed and shall mean any and all reasonable costs, expenses, fees and charges, including, without limitation, attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding. Expenses also shall include, without limitation, (i) expenses incurred in connection with any appeal resulting from, incurred by Indemnitee in connection with, arising out of, in respect of or relating to, any Proceeding, including, without limitation, the premium, security for, and other costs relating to any cost bond, supersedes bond, or other appeal bond or its equivalent, (ii) for purposes of Section 11(d) only, expenses incurred by Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement, by litigation or otherwise, (iii) any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement (on a grossed up basis) and (iv) any interest, assessments or other charges in respect of the foregoing.

“Indemnitee” shall have the meaning ascribed to such term in the Preamble hereto.

“Indemnity Obligations” shall mean all obligations of the Corporation to Indemnitee under this Agreement, including, without limitation, the Corporation’s obligations to provide indemnification to Indemnitee and advance Expenses to Indemnitee under this Agreement.

“Independent Counsel” shall mean a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five (5) years has been, retained to represent: (i) the Corporation or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements)

or (ii) any other party to the Proceeding giving rise to a claim for indemnification; provided, however, that the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

“Liabilities” shall mean all claims, liabilities, damages, losses, judgments, orders, fines, penalties and other amounts payable in connection with, arising out of, in respect of or relating to or occurring as a direct or indirect consequence of any Proceeding, including, without limitation, amounts paid in whole or partial settlement of any Proceeding, all Expenses in complying with any judgment, order or decree issued or entered in connection with any Proceeding or any settlement agreement, stipulation or consent decree entered into or issued in settlement of any Proceeding, and any consequential damages resulting from any Proceeding or the settlement, judgment, or result thereof.

“Person” shall mean any individual, corporation, partnership, limited partnership, limited liability company, trust, governmental agency or body or any other legal entity.

“Proceeding” shall mean any threatened, pending or completed action, claim, suit, arbitration, alternate dispute resolution mechanism, formal or informal hearing, inquiry or investigation, litigation, administrative hearing or any other actual, threatened or completed judicial, administrative or arbitration proceeding (including, without limitation, any such proceeding under the Securities Act of 1933, as amended, or the Exchange Act or any other federal law, state law, statute or regulation), whether brought in the right of the Corporation or otherwise, and whether of a civil, criminal, administrative or investigative nature, in which Indemnitee was, is or will be, or is threatened to be, involved as a party or witness or otherwise involved, affected or injured (i) by reason of the fact that Indemnitee is or was a Representative of the Corporation, (ii) by reason of any actual or alleged action taken by Indemnitee or of any action on Indemnitee’s part while acting as Representative of the Corporation or (iii) by reason of the fact that Indemnitee is or was serving at the request of the Corporation as a Representative of another Person, whether or not serving in such capacity at the time any liability or Expense is incurred for which indemnification, reimbursement, or advancement of Expenses can be provided under this Agreement.

“Representative” shall have the meaning ascribed to such term in the Recitals hereto.

“Shareholder Entities” shall mean MidOcean Partners III, L.P., MidOcean Partners III-A, L.P. and MidOcean Partners III-D, L.P. (collectively, “MidOcean”) and Freshpet Investors LLC (“FPI”) or any other Person controlling, controlled by or under common control with MidOcean or FPI; provided, however, that neither the Corporation nor any of its subsidiaries shall be considered Shareholder Entities hereunder.

“Submission Date” shall have the meaning ascribed to such term in Section 9(b).

(b) For the purpose hereof, references to “fines” shall include any excise tax assessed with respect to any employee benefit plan; references to “serving at the request of the Corporation” shall include, without limitation, any service as a Representative of the Corporation which imposes duties on, or involves services by, such Representative with respect to an employee benefit plan, its participants or beneficiaries; and a Person who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in manner “not opposed to the best interests of the Corporation” as referred to in this Agreement.

Section 2. Indemnity in Third-Party Proceedings. The Corporation shall indemnify and hold harmless Indemnitee, to the fullest extent permitted by applicable law, from and against all Liabilities and Expenses suffered or incurred by Indemnitee or on Indemnitee’s behalf in connection with or as a consequence of any Proceeding (other than any Proceeding brought by or in the right of the Corporation to procure a judgment in its favor which shall be governed by the provisions set forth in Section 3 below) or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation and, in the case of a criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. For the avoidance of doubt, a finding, admission or stipulation that an Indemnitee has acted with gross negligence or recklessness shall not, of itself, create a presumption that such Indemnitee has failed to meet the standard or conduct required for indemnification in this Section 2.

Section 3. Indemnity in Proceedings by or in the Right of the Corporation. The Corporation shall indemnify and hold harmless Indemnitee, to the fullest extent permitted by applicable law, from and against all Liabilities and Expenses suffered or incurred by Indemnitee or on Indemnitee’s behalf in connection with or as a consequence of any Proceeding brought by or in the right of the Corporation to procure a judgment in its favor, or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner he reasonably believed to be in, or not opposed, to the best interests of the Corporation. No indemnification for Liabilities and Expenses shall be made under this Section 3 in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudged by a court to be liable to the Corporation, unless and only to the extent that the Delaware Court of Chancery or any court in which the Proceeding was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification. For the avoidance of doubt, a finding, admission or stipulation that an Indemnitee has acted with gross negligence or recklessness shall not, of itself, create a presumption that such Indemnitee has failed to meet the standard or conduct required for indemnification in this Section 3.

Section 4. Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provisions of this Agreement, and without limiting the rights of Indemnitee under any other provision hereof, to the extent that (a) Indemnitee is a party to (or a participant in) any Proceeding, (b) the Corporation is not permitted by applicable law to indemnify Indemnitee with respect to any claim brought in such Proceeding if such claim is asserted successfully against Indemnitee and (c) Indemnitee is not wholly successful in such Proceeding, but is successful, on the merits or otherwise (including, without limitation, settlement thereof), as to one or more but less than all claims, issues or matters in such Proceeding, then the Corporation shall indemnify Indemnitee, to the fullest extent permitted by applicable law, against all Liabilities and Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf, in connection with or as a consequence of each successfully resolved claim, issue or matter. For purposes of this Section 4 and without limitation, the termination of any claim, issue or matter in such a Proceeding by settlement (with or without payment of money or other consideration), entry of a plea of nolo contendere or by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

Section 5. Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a witness in any Proceeding to which Indemnitee is not a party, Indemnitee shall be indemnified to the fullest extent permitted by applicable law against all Liabilities and Expenses suffered or incurred by him or on his behalf in connection therewith.

Section 6. Additional Indemnification. Notwithstanding any limitation in Sections 2, 3 or 4, the Corporation shall indemnify Indemnitee to the fullest extent permitted by applicable law if Indemnitee is a party to, or threatened to be made a party to, any Proceeding (including, without limitation, a Proceeding by or in the right of the Corporation to procure a judgment in its favor), against all Liabilities and Expenses suffered or incurred by Indemnitee in connection with such Proceeding:

(a) to the fullest extent permitted by the provision of the DGCL that authorizes or contemplates additional indemnification by agreement, or the corresponding provision of any amendment to, or replacement of, the DGCL, and

(b) to the fullest extent authorized or permitted by any amendments to, or replacements of, the DGCL adopted after the date of this Agreement that increase the extent to which a corporation may indemnify its officers and directors.

Section 7. Advances of Expenses. In furtherance of the requirement of Article Seven of the Bylaws and notwithstanding any provision of this Agreement to the contrary, the Corporation shall advance, to the fullest extent permitted by law, Expenses incurred by Indemnitee in connection with any Proceeding, and such advancement shall be made within ten (10) days after the receipt by the Corporation of a statement or statements requesting such advances from time to time, whether prior to, or after, final disposition of any Proceeding. Advances shall be unsecured and interest free. Advances shall be made without regard to Indemnitee’s ability to repay Expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement. Advances shall include any and all Expenses incurred pursuing an action to enforce this right of advancement, including, without limitation, Expenses incurred preparing and forwarding statements to the Corporation to support the advances claimed. Indemnitee shall qualify for advances upon the execution and delivery to the Corporation of this Agreement, which shall constitute an undertaking, providing that Indemnitee undertakes to repay the advance to the extent that it is ultimately determined that Indemnitee is not entitled to be indemnified by the Corporation.

Section 8. Procedure for Notification and Defense of Claim.

(a) Indemnitee shall notify the Corporation in writing of any Proceeding with respect to which Indemnitee intends to seek indemnification or advancement of Expenses hereunder as soon as reasonably practicable following the receipt by Indemnitee of written notice thereof. The written notification to the Corporation shall include a description of the nature of the Proceeding and the facts underlying the Proceeding. To obtain indemnification under this Agreement, Indemnitee shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification following the final disposition of such Proceeding. Any delay or failure by Indemnitee to notify the Corporation hereunder will not relieve the Corporation from any liability which it may have to Indemnitee hereunder or otherwise than under this Agreement, and any delay or failure in so notifying the Corporation shall not constitute a waiver by Indemnitee of any rights under this Agreement.

(b) In the event Indemnitee is entitled to indemnification and/or advancement of Expenses with respect to any Proceeding, Indemnitee may, at Indemnitee’s option, (i) retain legal counsel selected by Indemnitee and approved by the Corporation (which approval shall not be unreasonably withheld, conditioned or delayed) to defend Indemnitee in such Proceeding, at the sole expense of the Corporation or (ii) have the Corporation assume the defense of Indemnitee in the Proceeding, in which case the Corporation shall assume the defense of such Proceeding with legal counsel selected by the Corporation and approved by Indemnitee (which approval shall not be unreasonably withheld, conditioned or delayed) within ten (10) days of the Corporation’s receipt of written notice of Indemnitee’s election to cause the Corporation to do so. If the Corporation is required to assume the defense of any such Proceeding, it shall engage legal counsel for such defense, and shall be solely responsible for all Expenses of such legal counsel and otherwise of such defense. Such legal counsel may represent both Indemnitee and the Corporation (and/or any other party or parties entitled to be indemnified by the Corporation with respect to such matter) unless, in the reasonable opinion of legal counsel to Indemnitee, there is a conflict of interest between Indemnitee and the Corporation (or any other such party or parties) or there are legal defenses available to Indemnitee that are not available to the Corporation (or any such other party or parties). Notwithstanding either party’s assumption of responsibility for defense of a Proceeding, each party shall have the right to engage separate legal counsel at its own expense. The party having responsibility for defense of a Proceeding shall provide the other party and its legal counsel with all copies of pleadings and material correspondence relating to the Proceeding. Indemnitee and the Corporation shall reasonably cooperate in the defense of any Proceeding with respect to which indemnification is sought hereunder, regardless of whether the Corporation or Indemnitee assumes the defense thereof. Indemnitee may not settle or compromise any Proceeding without the prior written consent of the Corporation (which consent shall not be unreasonably withheld, conditioned or delayed). The Corporation may not settle or compromise any proceeding without the prior written consent of Indemnitee (which consent shall not be unreasonably withheld, conditioned or delayed).

Section 9. Procedure Upon Application for Indemnification.

(a) Upon written request by Indemnitee for indemnification pursuant to Section 8(a), the Corporation shall advance Expenses necessary to defend against a Claim pursuant to Section 7 hereof. If any determination by the Corporation is required by applicable law with respect to Indemnitee’s ultimate entitlement to indemnification, such determination shall be made (i) if Indemnitee shall request such determination be made by the Independent Counsel, by the Independent Counsel and (ii) in all other circumstances in any manner permitted by the DGCL. Indemnitee shall cooperate with the Person(s) making such determination with respect to Indemnitee’s entitlement to indemnification, including, without limitation, providing to such Person(s), upon reasonable advance request, any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any Expenses incurred by Indemnitee in so cooperating with the Person(s) making such determination shall be borne by the Corporation (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Corporation hereby indemnifies and agrees to hold Indemnitee harmless therefrom. The Corporation will not deny any written request for indemnification hereunder made in good faith by Indemnitee unless a determination as to Indemnitee’s entitlement to such indemnification described in this Section 9(a) has been made. The Corporation agrees to pay Expenses of the Independent Counsel referred to above and to fully indemnify the Independent Counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

(b) In the event that the determination of entitlement to indemnification is to be made by the Independent Counsel pursuant to Section 9(a) hereof, (i) the Independent Counsel shall be selected by the Corporation within ten (10) days of the Submission Date, (ii) the Corporation shall give written notice to Indemnitee advising it of the identity of the Independent Counsel so selected and (iii) Indemnitee may, within ten (10) days after such written notice of selection shall have been given, deliver to the Corporation Indemnitee’s written objection to such selection. Absent a timely objection, the Person so selected shall act as the Independent Counsel. If a timely objection is made by Indemnitee, the Person so selected may not serve as the Independent Counsel unless and until such objection is withdrawn. If no Independent Counsel shall have been selected (whether due to a failure of the Corporation to appoint such Independent Counsel, an un-withdrawn objection from Indemnitee with respect to the person so appointed or otherwise) before the later of (i) thirty (30) days after the submission by Indemnitee of a written request for indemnification pursuant to Section 9(a) hereof (the date of such submission, the “Submission Date”) and (ii) ten (10) days after the final disposition of the Proceeding for which indemnity is sought, then (x) each of the Corporation and Indemnitee shall select a Person meeting the qualifications to serve as the Independent Counsel and (y) such Persons shall (collectively) select the Independent Counsel. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 11(a) of this Agreement, the Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

Section 10. Presumptions and Effect of Certain Proceedings.

(a) In making a determination with respect to entitlement to indemnification hereunder, the Person(s) making such determination shall, to the fullest extent permitted by law, presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 8(a) of this Agreement, and the Corporation shall, to the fullest extent permitted by law, have the burden of proof to overcome that presumption in connection with the making by any Person(s) of any determination contrary to that presumption. Neither the failure of the Corporation (including, without limitation, by its directors or independent legal counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation (including, without limitation, by its directors or independent legal counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(b) Subject to Section 11(e), if the Person(s) empowered or selected under Section 9 hereof to determine whether Indemnitee is entitled to indemnification shall not have made a determination within sixty (60) days after receipt by the Corporation of the request therefore, the requisite determination of entitlement to indemnification shall, to the fullest extent permitted by law, be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent a prohibition of such indemnification under applicable law; provided, however, that such sixty (60) day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if (i) the determination is to be made by the Independent Counsel and Indemnitee objects to the Corporation’s selection of the Independent Counsel and (ii) the Independent Counsel ultimately selected requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto.

(c) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.

(d) Effect of Settlement. To the fullest extent permitted by law, settlement of any Proceeding without any finding of responsibility, wrongdoing or guilt on the part of Indemnitee with respect to claims asserted in such Proceeding shall constitute a conclusive determination that Indemnitee is entitled to indemnification hereunder with respect to such Proceeding.

(e) Reliance as Safe Harbor. For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by the officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise, or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Enterprise. The provisions of this Section 10(e) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

(f) Actions of Others. The knowledge and/or actions, or failure to act, of any Representative (other than Indemnitee) of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

Section 11. Remedies of Indemnitee.

(a) Subject to Section 11(e), in the event that (i) a determination is made pursuant to Section 10 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 7 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 9(a) of this Agreement within ninety (90) days after the Submission Date, (iv) payment of indemnification is not made pursuant to Section 4, 5 or 9(a) of this Agreement within ten (10) days after receipt by the Corporation of a written request therefore, (v) payment of indemnification pursuant to Section 2, 3 or 6 of this Agreement is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification or (vi) in the event that the Corporation or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or Proceeding designed to deny, or to recover from, Indemnitee, the benefits provided or intended to be provided to Indemnitee hereunder, Indemnitee shall be entitled to an adjudication by a court of Indemnitee’s entitlement to such indemnification and/or advancement of Expenses. Alternatively, Indemnitee, at Indemnitee’s option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. The Corporation shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

(b) In the event that a determination shall have been made pursuant to Section 9(a) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 11 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 11, the Corporation shall have the burden of proving Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

(c) If a determination shall have been made pursuant to Section 9(a) of this Agreement that Indemnitee is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 11, absent (i) a misstatement by the Indemnitee of a material fact, or an omission by the Indemnitee of a material fact necessary to make the Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d) The Corporation shall, to the fullest extent permitted by law, be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 11 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Agreement. It is the intent of the Corporation that Indemnitee not be required to incur legal fees or other Expenses associated with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to Indemnitee hereunder. In addition, the Corporation shall indemnify Indemnitee against any and all such Expenses and, if requested by Indemnitee, shall (within ten (10) days after receipt by the Corporation of a written request therefore) advance, to the fullest extent permitted by law, such Expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee for indemnification or advance of Expenses from the Corporation under this Agreement or under any directors’ and officers’ liability insurance policies maintained by the Corporation, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of Expenses or insurance recovery, as the case may be.

(e) Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding; provided that, in absence of any such determination with respect to such Proceeding, the Corporation shall pay Liabilities and advance Expenses with respect to such Proceeding as if Indemnitee had been determined to be entitled to indemnification and advancement of Expenses with respect to such Proceeding.

Section 12. Non-Exclusivity; Survival of Rights; Insurance; Subrogation.

(a) The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Certificate of Incorporation, the Bylaws, any agreement, a vote of stockholders, a resolution of directors or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in Indemnitee’s Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in applicable law, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Certificate of Incorporation, the Bylaws and/or this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b) The Corporation hereby acknowledges that Indemnitee may have certain rights to indemnification, advancement of Expenses and/or insurance provided by one or more Persons with whom or which Indemnitee may be associated (including, without limitation, any

Shareholder Entity). The Corporation hereby acknowledges and agrees that (i) the Corporation shall be the indemnitor of first resort with respect to any Proceeding, Expense, Liability or matter that is the subject of the Indemnity Obligations, (ii) the Corporation shall be primarily liable for all Indemnity Obligations and any indemnification afforded to Indemnitee in respect of any Proceeding, Expense, Liability or matter that is the subject of Indemnity Obligations, whether created by law, organizational or constituent documents, contract (including, without limitation, this Agreement) or otherwise, (iii) any obligation of any other Persons with whom or which Indemnitee may be associated (including, without limitation, any Shareholder Entity) to indemnify Indemnitee and/or advance Expenses to Indemnitee in respect of any proceeding shall be secondary to the obligations of the Corporation hereunder, (iv) the Corporation shall be required to indemnify Indemnitee and advance Expenses to Indemnitee hereunder to the fullest extent provided herein without regard to any rights Indemnitee may have against any other Person with whom or which Indemnitee may be associated (including, without limitation, any Shareholder Entity) or insurer of any such Person and (v) the Corporation irrevocably waives, relinquishes and releases any other Person with whom or which Indemnitee may be associated (including, without limitation, any Shareholder Entity) from any claim of contribution, subrogation or any other recovery of any kind in respect of amounts paid by the Corporation hereunder. In the event that any other Person with whom or which Indemnitee may be associated (including, without limitation, any Shareholder Entity) or their insurers advances or extinguishes any liability or loss which is the subject of any Indemnity Obligation owed by the Corporation or payable under any insurance policy provided under this Agreement, the payor shall have a right of subrogation against the Corporation or its insurer or insurers for all amounts so paid which would otherwise be payable by the Corporation or its insurer or insurers under this Agreement. In no event will payment of an Indemnity Obligation of the Corporation under this Agreement by any other Person with whom or which Indemnitee may be associated (including, without limitation, any Shareholder Entity) or their insurers, affect the obligations of the Corporation hereunder or shift primary liability for any Indemnity Obligation to any other Person with whom or which Indemnitee may be associated (including, without limitation, any Shareholder Entity). Any indemnification and/or insurance or advancement of Expenses provided by any other Person with whom or which Indemnitee may be associated (including, without limitation, any Shareholder Entity), with respect to any liability arising as a result of Indemnitee’s Corporate Status or capacity as an officer or director of any Person, is specifically in excess of any Indemnity Obligation of the Corporation or valid and any collectible insurance (including, without limitation, any malpractice insurance or professional errors and omissions insurance) provided by the Corporation under this Agreement, and any obligation to provide indemnification and/or insurance or advance Expenses provided by any other Person with whom or which Indemnitee may be associated (including, without limitation, any Shareholder Entity) shall be reduced by any amount that Indemnitee collects from the Corporation as an indemnification payment or advancement of Expenses pursuant to this Agreement.

(c) The Corporation shall use commercially reasonable efforts to obtain and maintain in full force and effect an insurance policy or policies providing liability insurance for Representatives of the Corporation or of any other Enterprise, and Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such Representative under such policy or policies. If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Corporation maintains an insurance policy or policies providing liability insurance for Representatives of the Corporation or of any other Enterprise, the Corporation shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policy or policies. The Corporation shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

(d) In the event of any payment under this Agreement, the Corporation shall not be subrogated to, and hereby waives any rights to be subrogated to, any rights of recovery of Indemnitee, including, without limitation, rights of indemnification provided to Indemnitee from any other Person or entity with whom Indemnitee may be associated (including, without limitation, any Shareholder Entity) as well as any rights to contribution that might otherwise exist; provided, however, that the Corporation shall be subrogated to the extent of any such payment of all rights of recovery of Indemnitee under insurance policies of the Corporation or any of its subsidiaries.

(e) The indemnification and contribution provided for in this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of Indemnitee.

Section 13. Duration of Agreement; Not Employment Contract. This Agreement shall continue until and terminate upon the latest of: (a) ten (10) years after the date that Indemnitee shall have ceased to serve as a Representative of the Corporation or any other Enterprise and (b) one (1) year after the final termination of any Proceeding then pending in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any proceeding commenced by Indemnitee pursuant to Section 11 of this Agreement relating thereto. This Agreement shall be binding upon the Corporation and its successors and assigns (including any successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Corporation) and shall inure to the benefit of Indemnitee and Indemnitee’s heirs, executors and administrators. The Corporation shall require and cause any direct or indirect successor (whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporation, by written agreement, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place. This Agreement shall not be deemed an employment contract between the Corporation (or any of its subsidiaries or any Enterprise) and Indemnitee. Indemnitee specifically acknowledges that Indemnitee’s employment with the Corporation (or any of its subsidiaries or any Enterprise), if any, is at will, and Indemnitee may be discharged at any time for any reason, with or without cause, except as may be otherwise provided in any written employment contract between Indemnitee and the Corporation (or any of its subsidiaries or any Enterprise), other applicable formal severance policies duly adopted by the Board, or, with respect to service as a Representative of the Corporation, by the Certificate of Incorporation, the Bylaws and the DGCL.

Section 14. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

Section 15. Enforcement.

(a) The Corporation expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a Representative of the Corporation, and the Corporation acknowledges that Indemnitee is relying upon this Agreement in serving as a Representative of the Corporation.

(b) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof; provided, however, that this Agreement is a supplement to and in furtherance of the the Bylaws and applicable law, and shall not be deemed a substitute therefore, nor to diminish or abrogate any rights of Indemnitee thereunder.

(c) The Corporation shall not seek from a court, or agree to, a “bar order” which would have the effect of prohibiting or limiting the Indemnitee’s rights to receive advancement of expenses under this Agreement.

Section 16. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties thereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

Section 17. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, (c) mailed by reputable overnight courier and receipted for by the party to whom said notice or other communication shall have been directed or (d) sent by facsimile transmission, with receipt of oral confirmation that such transmission has been received:

(a) If to Indemnitee, at the address indicated on the signature page of this Agreement, or such other address as Indemnitee shall provide to the Corporation.

(b) If to the Corporation to:

Freshpet, Inc.

400 Plaza Drive, 1st Floor

Secaucus, New Jersey 07094

Fax: [            ]

Attention: Richard Kassar

with copies to (which shall not constitute notice to the Corporation):

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Fax: (212) 446-4900

Attention: Christian Nagler, Esq.

or to any other address as may have been furnished to Indemnitee by the Corporation.

Section 18. Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Corporation, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of the Proceeding in order to reflect (a) the relative benefits received by the Corporation and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (b) the relative fault of the Corporation (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

Section 19. Applicable Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. The Corporation and Indemnitee hereby irrevocably and unconditionally (a) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Delaware Court of Chancery, and not in any other state or federal court in the United States of America or any court in any other country, (b) consent to submit to the exclusive jurisdiction of the Delaware Court of Chancery for purposes of any action or proceeding arising out of or in connection with this Agreement, (c) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court of Chancery and (d) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court of Chancery has been brought in an improper or inconvenient forum.

Section 20. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Section 21. Third-Party Beneficiaries. The Shareholder Entities are intended third-party beneficiaries of this Agreement.

Section 22. Miscellaneous. Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the day and year first above written.

FRESHPET, INC.

Name:
Title:

INDEMNITEE:

Name:
Address:

[Signature Page to Indemnification Agreement]